SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 23, 2005 (June 17, 2005)

WADDELL & REED FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13913	51-0261715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Lamar Avenue

Overland Park, Kansas 66202

(Address of Principal Executive Offices) (Zip Code)

(913) 236-2000

(Registrant’s telephone number, including area code)

(Registrant’s Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02:                              DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

As announced on June 20, 2005, Michael L. Avery, age 51, was appointed Senior Vice President and Chief Investment Officer of Waddell & Reed Financial, Inc. (the "Company"), effective June 17, 2005.  Additionally, effective June 17, 2005, Mr. Avery was appointed Executive Vice President and Chief Investment Officer of Waddell & Reed Investment Management Company (“WRIMCO”) and Ivy Investment Management Company (“IICO”), two of the Company’s investment management subsidiaries.

Mr. Avery has been employed with the Company since June 1981.  Prior to being appointed to the above referenced offices, Mr. Avery served as Assistant Vice President of WRIMCO from 1985 to 1992, Vice President from 1992 to 1997, and Senior Vice President from January 1997 to June 2005.  He served as Senior Vice President of IICO from April 2003 to June 2005.

ITEM 8.01:                                 OTHER EVENTS

The Company is furnishing the Securities and Exchange Commission with a copy of a press release issued by the Company on June 20, 2005, which is included herewith as Exhibit 99.1.

ITEM 9.01:                                 FINANCIAL STATEMENT AND EXHIBITS

(c)                                   Exhibits.

99.1                               Press Release dated June 20, 2005 titled “Waddell & Reed Appoints Michael Avery Chief Investment Officer” (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WADDELL & REED FINANCIAL, INC.

Date: June 23, 2005	By:	/s/ Daniel P. Connealy
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press Release dated June 20, 2005 titled “Waddell & Reed Appoints Michael Avery Chief Investment Officer” (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended).